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                                                                   Exhibit 10.61

                                 OSTEOTECH, INC.

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is effective as of the 1st day of January 2006 (the "Effective Date") between OSTEOTECH, INC., a Delaware corporation (the "Corporation") and Mark H. Burroughs (the "Employee").

                                   WITNESSETH:

     WHEREAS, the Corporation and the Employee have entered into that certain Employment Agreement, effective as of November 1, 2000 (the "Employment Agreement"), pursuant to which the Corporation retained the Employee as Vice President, Finance and Treasurer; and

     WHEREAS, the Corporation and the Employee now desire to retain the Employee as Executive Vice President and Chief Financial Officer and to maintain such employment upon the terms and conditions set forth in the Employment Agreement, except as such terms and conditions are modified in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

     1. Section 1 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "1. Employment. The Corporation hereby continues the employment of the Employee, and the Employee hereby accepts continued employment by the Corporation as Executive Vice President and Chief Financial Officer of the Corporation upon the terms and conditions set forth herein."

     2. Section 3 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "3. Duties. The Employee shall be employed in an executive capacity as Executive Vice President and Chief Financial Officer of the Corporation. The Employee shall be responsible for, among other things, the supervision of certain operations of the Company and the financial and accounting functions of the Company, and, subject to the general supervision of the President and Chief Executive Officer, such other duties and responsibilities as are not inconsistent with his position or with the express terms of this Agreement. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time by the President and Chief Executive Officer and the Board of Directors of the Corporation or its designee. During the Term of the Employment, the Corporation shall provide the

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     Employee with an office, secretarial and other support services at its headquarters as may be required for the Employee to perform the duties assigned to him hereunder."

     3. Section 5(a) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "(a) During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of $230,000, payable in installments as is the policy of the Corporation with respect to employees of the Corporation at substantially the same employment level as the Employee, but in no event less frequently than once per month. Thereafter, the Base Salary shall be subject to increase at the option and in the sole discretion of the Board of Directors of the Corporation."

     4. Section 10(c) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "(c) Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive a termination payment equal to that provided for in Section 10(a) hereof, plus an aggregate amount equal to twelve (12) months Base Salary, payable in twelve (12) equal monthly installments and the continuation of medical and dental benefits and life insurance for the same twelve (12) month period to the extent such benefits were being provided to Employee at the time of termination. In addition, Employee will be eligible for outplacement services for up to twelve (12) months as necessary."

     5. Section 12 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "12. Notices. Notices and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

          If to the Employee:

                                 Mark H. Burroughs
                                 204 Churchill Downs Ct.
                                 Mt. Laurel, New Jersey 08054

          If to the Corporation:

                                 Osteotech, Inc.
                                 51 James Way
                                 Eatontown, New Jersey 07724
                                 Attn: President and Chief Executive Officer


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          Copy to:

                                 Osteotech, Inc.
                                 51 James Way
                                 Eatontown, New Jersey 07724
                                 Attn: Chairman of the Board

          Copy to:

                                 Kevin Collins, Esq.
                                 Heller Ehrman LLP
                                 7 Times Square
                                 New York, New York 10036

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party."

     6. Other than as set forth in this Amendment, all of the terms and conditions of the Employment Agreement shall continue in full force and effect.

     7. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the conflicts of laws of the State of New Jersey or any other jurisdiction.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to Employment Agreement effective as of the date first above written.

                                        OSTEOTECH, INC.


                                        By: /s/ Sam Owusu-Akyaw
                                            ------------------------------------
                                        Name: Sam Owusu-Akyaw
                                        Title: President and Chief Executive
                                               Officer


                                        EMPLOYEE:


                                        By: /s/ Mark H. Burroughs
                                            ------------------------------------
                                            Mark H. Burroughs


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